                              CONSULTING AGREEMENT

     THIS AGREEMENT (hereinafter referred to as the "Agreement"), is made as of the ___ day of February, 1998, by and between RETROSPETTIVA, INC. (the "Company") and KEVIN DIEBALL ("Dieball").

     1. ENGAGEMENT. The Company hereby retains Dieball as an independent contractor on behalf of the Company upon the terms and conditions, hereinafter set forth.

     2. TERM. The term of this Agreement shall be for the period beginning the effective date of this Agreement and extending until and through March 31, 1999.

     3. DUTIES. Dieball is retained as an independent contractor by the Company and his duties shall be those related to (i) all phases of investment banking and investor relations between the Company and the brokerage community and market makers, (ii) enhance the name recognition of the Company, (iii) increase investor/broker and industry awareness of the Company, (iv) further the value of the Company and its securities and (v) such other duties relating to investor relations as the Company may reasonably direct.

     4. COMPENSATION. As the entire compensation for his services to the Company under and during the term of this Agreement, in whatever capacity rendered, the Company shall pay to Dieball the total sum of Eighty Seven Thousand Dollars ($87,000) payable Thirty Thousand Dollars ($30,000) within five (5) days of the execution of this Agreement and equal quarterly payments of Fourteen Thousand Two Hundred Fifty Dollars ($14,250) each commencing
June 30, 1998 and payable thereafter on September 30, 1998, December 31, 1998, and one final payment on March 31, 1999.

     5. EXTENT OF SERVICE. Dieball shall devote such time as is necessary to perform his duties under this Agreement and shall utilize has best efforts in furtherance of the business of the Company. Dieball specifically may set whatever hours he deems appropriate to accomplish his duties and the Company may not direct the manner in which Dieball performs his duties hereunder.

     6. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

     a.   The death of Employee;

     b.   The "Total Disability" (as hereinafter defined) of Dieball;

     c. Written notice to Dieball from the Company of termination for "Cause" (as hereinafter defined);

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     d.   The voluntary termination of this Agreement by Dieball upon thirty
          (30) days prior written notice;

     e.   March 31, 1999 unless earlier terminated; or

     f. Written notice to Dieball from the Company for any reason without "cause".

     For purposes of Section 6(b), the term "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than (12) months duration or more. The determination shall rest upon the opinion of the physician regularly attending Dieball. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Dieball and Dieball hereby consents to such examination and to waive, if applicable any privilege between the physician and Dieball that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Dieball and the Company.

     For purposes of Section 7(c), "Cause" means (i) Dieball has failed to substantially perform his duties as reasonably determined by the chief executive officer of the Company or the Board of Directors of the Company,
(ii) Dieball engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Dieball has failed to comply with the reasonable directives and policies of the Board of Directors of the Company or of the chief executive officer of the Company, or (iv) Dieball breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Dieball's duties to the Company.

     7. COMPANY'S OBLIGATION UPON TERMINATION OF DIEBALL. In the event of the Company's Termination of this Agreement pursuant to Sections 6a, 6b, 6c, 6d or 6f above, the Company's sole obligation shall be to pay all compensation owing for the services rendered by Dieball prior to such termination with such compensation based upon the rate of $87,000 divided by the number of days from the effective date of this Agreement through March 31, 1999. Notwithstanding the foregoing, any payments by the Company to Dieball pursuant to Section 4 above shall be deemed earned upon payment and there shall be no adjustments pursuant to this Section 7 regarding payments to Dieball previously paid by the Company.

     It is specifically agreed between the parties that the payments set forth in this Section 8 constitute the sole obligations of the Company regarding termination of this Agreement and are in lieu of any damages or other compensation that Dieball may claim in connection with this Agreement.

     8. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

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

     9. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by the party to the other will be deemed to have been duly given if given in writing and personally delivered or within two days if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

     If to the Company:  Retrospettiva Inc.
                         8825 West Olympia Blvd.
                         Beverly Hills, CA 90211

                         Attn: Michael Silberman

     If to Dieball:

Notices delivered personally will be deemed communicated as of actual receipt.

     10. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral among the parties, or any of them, with respect to the subject matter hereof.

     11. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision, or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of California and the State of California shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

     13. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

     14. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

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

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        RETROSPETTIVA, INC.



                                        By: /s/ Michael D. Silberman
                                           ---------------------------------
                                            Michael D. Silberman, CFO


                                            /s/ Kevin Dieball
                                           ---------------------------------
                                            Kevin Dieball


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